STOCK PURCHASE AND EXCHANGE AGREEMENT

         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (the "Agreement") is dated and effective as of the 11th day of June, 1996 by and between INTERNATIONAL STANDARDS GROUP, LIMITED, a Delaware corporation (the "ISG"), and GLOBAL RE., LTD., a corporation organized under the laws of St. Christopher and Nevis, British West Indies (the "Buyer"), relating to the sale by ISG of outstanding of capital stock of AMERICAN INDEMNITY COMPANY, LTD., a corporation organized under the laws of St. Christopher and Nevis, British West Indies ("AIC") to the Buyer.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, ISG, Buyer and AIC entered into that certain Stock Purchase and Exchange Agreement dated as of October 20, 1995 (the "AIC Agreement") pursuant to which ISG acquired all of the then issued and outstanding capital stock of AIC (the "AIC Shares") from Buyer, the sole shareholder of AIC, in exchange for various securities of ISG and other commitments, obligations and consideration as provided in the AIC Agreement;

         WHEREAS, ISG has recently entered into an Acquisition Agreement with Total National Telecommunications, Inc. as a result of which a substantial change in the scope of operations, business orientation and management of ISG will take place and that it would be in the best interest of ISG and AIC to terminate the relationship of each of them with each other through a disposition of the business and control of AIC;

         WHEREAS, pursuant to the AIC Agreement, disposition of the capital stock and transfer of control of AIC is subject to approval of Buyer based on the rights and interests provided to Buyer under the AIC Agreement; and

         WHEREAS, Buyer desires to acquire all of ISG's capital stock interest in AIC in and for the consideration hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  SALE OF AIC SHARES AND OTHER AGREEMENTS
- ---------------------------------------------------

         1.1 ISG SALE OF AIC SHARES TO BUYER. ISG hereby sells, transfers and assigns the AIC Shares to the Buyer for the consideration hereinafter provided. The parties acknowledge that the Buyer and AIC may enter into certain other agreements and other understandings governing the parties which are not the








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subject of or which will affect the terms and conditions of this Agreement.  ISG has included an appropriate stock power duly executed by it to effectuate the sale and transfer to the Buyer.

         1.2 BUYER SELLS/TRANSFERS ISG SHARES TO ISG. Pursuant to the terms of the AIC Agreement, Buyer received 233,333 shares of Series G Voting Convertible Preferred Stock which were converted into 35,000,000 shares of Common Stock of ISG. In consideration for the execution of this Agreement, Buyer hereby transfers, sells and assigns to ISG the shares of Common Stock of ISG received upon such conversion accompanied by the duly executed stock power of Buyer. In addition, in connection with the AIC Agreement, Buyer received separate options to purchase an aggregate of 10,000,000 shares of ISG. In consideration for the execution of this Agreement, Buyer hereby transfers, assigns and returns to ISG and hereby agrees to the termination of such options and herewith transfers the instruments evidencing such options.

         1.3 MANAGEMENT ARRANGEMENTS. In connection with the AIC Agreement, Buyer had certain rights with respect to the election of directors and management of ISG. In consideration of the execution of this Agreement, Buyer hereby agrees to relinquish all rights with respect to the selection of management of ISG.

         1.4 PROFIT PARTICIPATION IN BUYER. In consideration for the sale, assignment and transfer of the AIC Shares, ISG shall receive from the Buyer the right to receive a distribution equal to 10% of the net income of the Buyer for each annual period commencing with the year ended 1997 through the year ended 1999. The interest in the net income of the Buyer shall be calculated on an annual basis and not on a cumulative basis, and the calculation of net income shall not give effect to the payment of the net income percentage to ISG as an expense which would reduce the net income of the Buyer.

         1.5 ISG TO ESTABLISH TRUST. In consideration for the consummation of this Agreement, ISG agrees to establish a special trust pursuant to which ISG will contribute preferred stock which will be used by Buyer for an interim period for purposes of undertaking certain operations. The duration of the trust shall extend until December 11, 1996, at which time the trust assets will be transferred, assigned and returned to ISG unless mutually agreed upon in writing to extend the duration of the trust by both Buyer and ISG. The Buyer agrees to execute and provide any and all documents, undertakings and agreements requested by ISG in order to return the trust assets to ISG. The Buyer agrees that any pledge of trust assets will be subject to prior notice, review and written approval relating to the specific application of trust assets by ISG in accordance with the NAIC Formatted Trust. The Buyer hereby










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agrees to  indemnify  and hold  harmless  ISG for any loss,  damage or liability incurred by ISG as a result of the use of the trust assets and the undertaking of the arrangements under the trust.

         1.6 OPTIONS TO BUYER. In consideration for the transfer of stock options at Section 1.7, the Buyer will receive from ISG 2,000,000 options for shares of Common Stock of ISG, exercisable for a three-year period at 110% of the closing price for ISG stock on the date of signing of this Agreement. In addition, the Buyer will receive from ISG 1,000,000 options for shares of Common Stock of ISG, exercisable for a four-year period at 200% of the closing price for ISG Common Stock on the date of signing of this Agreement. This section does not become effective as for the issuance of options until Section 1.7 is effective.

         1.7 OPTIONS TO ISG. It is the Buyer's intent to merge AIC into or be acquired by a public reporting company, at which time ISG will be entitled to receive 2,000,000 options for shares of common stock of the new public company, and will be exercisable for a three-year period at 110% of the closing price of the new public company's common stock on the date thereof as to 1,000,000 shares and will be exercisable for a four-year period at 200% of the closing price of the new public company's common stock on the date thereof as to the remaining 1,000,000 shares.

         1.8 INVESTMENT INTENT. All the parties hereto agree that all of the securities to be issued to any of the parties pursuant to this Agreement are subject to receipt and imprinting of appropriate legends on the certificates and documents evidencing such securities reflecting restrictions under the Securities Act of 1933.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF ISG
- -------------------------------------------------

         ISG represents and warrants to the Buyer as follows:

         2.1 OWNERSHIP OF AIC SHARES. ISG is the owner of record and beneficially of the AIC Shares free and clear of all rights, claims, liens and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.2 DUE DILIGENCE. ISG hereby acknowledges that it has received copies of or has had access to all corporate records, information and corporation documentation of the Buyer.

         2.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. ISG has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform





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



its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of ISG in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and the performance by ISG of this Agreement in accordance with its respective terms and conditions will not:

              (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person;

             (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to ISG, or any instrument, contract or other agreement to which ISG is a party or by or to which ISG is bound; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of ISG.

         2.4 FULL DISCLOSURE. No representation or warranty by ISG in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of ISG. To the best knowledge of ISG, there is no fact, development or threatened development (except for general economic conditions affecting business generally) which ISG has not disclosed to the Buyer in writing and which materially adversely affects the business of ISG. ISG acknowledges that AIC has booked insurance business and agrees to sell AIC with that business and does not warrant or indemnify the profitability, loss or claims to be derived from that business.

         2.5 AUDIT FEES. All costs paid for the audit of AIC at December 1995 have been paid with no amount due and owing.

         2.6 AUDITORS' FEES. Any and all costs incurred by AIC's auditors as of the date of signing have been paid or will remain an expense of ISG.

         2.7 RESIGNATION OF DIRECTOR. Joseph L. Lents, the President of ISG, shall immediately resign as Director of AIC.









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SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to ISG as follows:

         3.1 OWNERSHIP OF SHARES AND OUTSTANDING CAPITALIZATION OF AIC. To the best of its knowledge, ISG is the owner of record and beneficially of the AIC Shares free and clear (as outlined in section 2.4 above) of all rights, claims, liens and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. The AIC Shares represent all of the issued and outstanding capital stock of AIC, and Buyer and ISG (to the best of the knowledge of Buyer with respect to ISG) have not made any commitments, undertaken any obligations or agreed to consummate any transaction which would affect the capital stock of AIC.

         3.2 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the St. Christopher and Nevis, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

         3.3  OUTSTANDING   CAPITALIZATION.   As  of  the  date   hereof,   the
capitalization of the Buyer is as set forth in its periodic reports filed with the Securities and Exchange Commission. There are no other issued or outstanding capital stock of the Buyer as of the date hereof. As of such date, there were no issued or outstanding options, rights, warrants, commitments to issue or other derivative securities except as set forth in the periodic reports of the Buyer filed with the Securities and Exchange Commission.

         3.4 DUE DILIGENCE. Buyer hereby acknowledges that it has received copies of or has had access to all corporate records, information, corporation documentation and filings under the Securities Exchange Act of 1934 of ISG.

         3.5 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Buyer in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and the performance by Buyer of this Agreement in accordance with its respective terms and conditions will not:










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



              (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person;

             (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to Buyer, or any instrument, contract or other agreement to which Buyer is a party or by or to which Buyer is bound; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of Buyer.

         3.6 FULL DISCLOSURE. No representation or warranty by Buyer in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to ISG pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Buyer. To the best knowledge of Buyer, there is no fact, development or threatened development (except for general economic conditions affecting business generally) which Buyer has not disclosed to ISG in writing and which materially adversely affects the business of Buyer.

SECTION 4.  MISCELLANEOUS

         4.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, ISG and the Buyer shall each be entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may have the full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully in connection with







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such review and examination and to make full disclosure to the other parties all material facts affecting its financial condition and business operations.

         4.2 EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         4.3 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

         4.4 CONFIDENTIALITY. Upon the completion of the proposed transactions contemplated by this Agreement, ISG and the Buyer agree to keep confidential any information disclosed to each other in connection therewith for a period of two
(2) years from the date hereof; provided, however, such obligation shall not apply to information which:

              (i) any release that is required in order to comply with all rules and regulations required by federal an/or state laws;

             (ii) at the time of disclosure was public knowledge;

            (iii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

             (iv) the receiving party had within its possession at the time of disclosure.

         4.5 CLOSING. The Closing shall take place simultaneously with the execution of this Agreement.

         4.6 NOTICES. Any notice or other communication required or which may given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

              (i) If to ISG:









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




                  International Standards Group, Limited
                  3200 North Military Trail, Suite 300
                  Boca Raton, Florida   33431
                  Attention: Joseph L. Lents, President

             (ii) If to Buyer:

                  Global Re., Ltd.
                  33 Old West Indies
                  St. Christopher and Nevis
                  British West Indies
                  Attention:  Miguel Golcher, Managing Director

                  Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         4.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Securities and the AIC Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         4.8 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.








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


         4.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

         4.10 NO ASSIGNMENT. This Agreement is not assignable except by operation of law.

         4.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

         4.12 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         4.13 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         4.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                               INTERNATIONAL STANDARDS
                                                  GROUP, LIMITED



                                               By:/S/ JOSEPH L. LENTS
                                                  --------------------------
                                                  Joseph L. Lents, President

                                               GLOBAL RE., LTD.



                                               By:/S/ MIGUEL GOLCHER
                                                  --------------------------
                                                  Miguel Golcher,
                                                  Managing Director





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